Exhibit 10.2

ACCOUNT CONTROL AGREEMENT

This Account Control Agreement (“Agreement”) is made as of [                                   ] (“Effective Date”) by and among [                                         ], a national trust bank (“Custodian”), [                  ], as agent for itself and any parties for which it may act as agent (in such capacity, “Secured Party”), and Fundamental Global Inc., (“Pledgor”) (each a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, Pledgor has established an account with Custodian and has executed a master custody services agreement (as amended, restated, supplemented or otherwise modified in effect from time to time) with Custodian (the “Custodial Agreement”) in regard to any accounts of the Pledgor held at the Custodian thereunder (each a “Custodial Account”);

WHEREAS, Pledgor and Secured Party, among others, have entered into a Master Digital Currency Loan Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Transaction Agreement”) pursuant to which Pledgor has granted or will grant to Secured Party a security interest in certain assets specified by Pledgor and identified to the Custodian as Collateral (as defined below) under applicable law and regulations in Pledgor Account (the “Security Interest”); and

WHEREAS, Pledgor and Secured Party wish to induce Custodian to recognize the Security Interest and facilitate the exercise by Secured Party of control over Pledgor Account (as defined below), and Custodian is willing to so recognize the Security Interest in consideration of Pledgor and Secured Party’s entering into this Agreement and of the receipt of indemnification agreements from each of Pledgor and Secured Party in favor of Custodian, as more fully set forth herein.

NOW, THEREFORE, in exchange for good, valuable and adequate consideration, the mutual receipt and sufficiency of which is hereby irrevocably acknowledged, Custodian, Secured Party, and Pledgor agree as follows:

1.	COLLATERAL; SECURITY INTEREST.

(i)	Pledgor shall deposit Collateral (as defined below) into a separate account held at the Custodian and Custodian shall segregate such Collateral for the benefit of Secured Party (the “Pledgor Account”) from other assets held at the Custodian. Pledgor and Secured Party hereby instruct Custodian and Custodian acknowledges that all of Pledgor’s right, title, and interest in Pledgor Account, together with (a) all Digital Assets (defined below) held therein, (b) all rights with respect to staking, unstaking, unbonding and similar actions, and (c) all investments, funds, securities, instruments and other property in the Pledgor Account and all profits, interest, dividends, income, distributions and cash and non-cash proceeds thereof (collectively referred to as the “Collateral”), are to be held in Pledgor Account subject to a security interest in favor of Secured Party. As used herein, “Digital Asset” means any digital asset supported by Custodian or any of its affiliates.

(ii)	Pledgor represents and warrants to Custodian that the only assets that will be held in Pledgor Account will be Digital Assets. Any risk of loss on the inability to liquidate or transfer such assets is borne by Pledgor and not Custodian.

Notice of Exclusive Control

(iii)	By execution hereof, Custodian acknowledges that the Pledgor Account and the Collateral now or hereafter contained in Pledgor Account pursuant to the terms of this Agreement shall be subject to a first priority security interest in favor of Secured Party. Pledgor and Secured Party acknowledge and agree that Custodian is not responsible for determining the validity of the Security Interest of any pledge of the Collateral by Pledgor and/or by Secured Party, or of any instructions originated by Secured Party.

(iv)	The parties hereto agree that, for purposes of Article 8 of the UCC, (a) any Digital Asset on deposit with the Custodian in the Pledgor Account is a “financial asset” (as defined in Section 8-102 of the UCC) under Article 8 of the UCC, and Pledgor’s rights and property interest with respect thereto constitute “security entitlements” (as defined in Section 8-102 of the UCC), (b) the Pledgor Account is a “securities accounts” (as defined in Section 8-501 of the UCC), (c) the Custodian is a “securities intermediary” (as defined in Section 8-102 of the UCC) with respect to each Digital Asset provided as Collateral, (d) the Custodian maintains securities accounts in the ordinary course of business, and (e) the Custodian’s jurisdiction for purposes of Article 8 of the UCC is South Dakota.

2.	REPRESENTATIONS.

(i)	Custodian hereby represents and warrants that:

a. Custodian is a qualified custodian as defined under the Investment Advisers Act of 1940, as amended;

b. Custodian is a “securities intermediary” (as defined in Section 8-501 of the UCC);

c. Custodian maintains securities accounts for others in the ordinary course of its business and is acting in that capacity under the terms of this Agreement;

d. Custodian is considered to be an “excluded fiduciary” under UCC §55-1B-2 and shall be released and held harmless for following directions from Secured Party or Pledgor, as applicable, pursuant to the terms of this Agreement;

e. Custodian has not received nor granted a security interest in Pledgor Account with respect to any Collateral, and will not do so while this Agreement is in effect;

f. Custodian will not lend, rehypothecate, make margin loans, or take similar action with respect to any Collateral represented in Pledgor Account while this Agreement is in effect; and

g. Custodian has not entered into any other agreements pursuant to which any person other than Pledgor or Secured Party has been given authority to issue instructions or entitlement orders with respect to Pledgor Account or any property therein, and will not do so while this Agreement is in effect.

(ii)	Pledgor and Secured Party hereby represents and warrants that:

a. Pledgor and Secured Party has each entered into a Custodial Agreement with the Custodian;

Notice of Exclusive Control

b. Custodian will provide services under this Agreement only after Pledgor and Secured Party’s successful completion of account acceptance process, as determined in Custodian’s sole discretion. To complete the acceptance process, Pledgor and Secured Party shall provide Custodian with information and documents, which include but are not limited to, information necessary for Custodian’s compliance with the Bank Secrecy Act (“BSA”), and all laws and regulations relating to anti-money laundering (“AML”), Know-Your- Customer (“KYC”), counter-terrorist financing, sanctions screening requirements, or any other legal obligations, in each case, as determined by Custodian in its sole discretion;

c. Any Digital Asset or cash deposited into Pledgor Account are not proceeds of a crime;

d. Pledgor and Secured Party are not directly or indirectly owned or controlled by any person or entity (a) included on the Specially Designated Nationals and Blocked Persons or the Consolidated Sanctions List maintained by the Office of Foreign Assets Controls of the U.S. Department of Treasury (“OFAC”) or similar list maintained by any government entity from time to time; or (b) located, organized, or resident in a country or territory that is the target of sanctions imposed by OFAC or any government entity;

e. Pledgor and Secured Party will notify Custodian of any changes in jurisdiction or material ownership and/or control over 25%; provided, however, that the failure by either party to make such notification will not affect the enforceability of this agreement, and more specifically the control provisions contained herein;

f. Pledgor and Secured Party will provide Custodian reasonable cooperation in connection with any inquiry or investigation made or conducted by the U.S. Office of the Comptroller of the Currency (“OCC”); and

g. All actions by Pledgor and Secured Party under this Agreement, including but not limited to any instructions or notices to Custodian, shall be in compliance with the Transaction Agreement and pursuant to applicable law, and the underlying Transaction itself was effected in accordance with and pursuant to applicable law.

3.	INSTRUCTIONS.

(i)	Secured Party and Pledgor hereby acknowledge and agree that should any instructions be given to Custodian to transfer out of Pledgor Account any funds or Digital Asset and/or to transfer, redeem, withdraw, disburse or liquidate any principal cash or Digital Asset balance then such instruction shall be effective only if made by a written instrument (provided that, instructions submitted via the Custodian’s application shall be deemed written instruments for the purpose of this Agreement) served upon Custodian in accordance with this Agreement (a “Withdrawal Instruction”). For the avoidance of doubt, Custodian acknowledges and agrees that instructions submitted via the Custodian’s application will be subject to the express terms of this Agreement (i.e. instructions submitted via application by the Pledgor will require the consent/countersignature by the Secured Party and after the delivery of a Notice of Exclusive Control, instructions delivered by the Secured Party will require no further consent/countersignature by Pledgor or any other party.

Notice of Exclusive Control

(ii)	Prior to receipt by Custodian of a Notice of Exclusive Control (defined below), Custodian hereby represents that the Custodian agrees to not act on withdrawals, orders, instructions, “entitlement orders” (as defined in UCC §8-102(a)(8)), or any other instructions unless originated jointly by the Secured Party and the Pledgor, in each case directing disposition of any funds, Digital Assets or other Collateral in the Pledgor Account or with respect to staking, unbonding and similar actions with respect to any Digital Assets in the Pledgor Account) (collectively, “Instructions”) unless consented to in writing by both the Secured Party and the Pledgor. After receipt by Custodian of a Notice of Exclusive Control, Custodian will only act in accordance with Instructions originated exclusively by the Secured Party. Prior to the receipt by Custodian of a Notice of Exclusive Control, Collateral shall at all times remain property of Pledgor subject to the interest and rights of Secured Party therein. Custodian hereby represents that it will not agree with any third party that Custodian will comply with Withdrawal Instructions, Instructions or other instructions originated by such third party with respect to Pledgor Account. A Withdrawal Instruction or an Instruction shall be effective if actually received by Custodian from both Pledgor and Secured Party before the Effective Date of a Notice of Exclusive Control, or if actually received by Custodian solely from Secured Party upon and after the Effective Date of a Notice of Exclusive Control.

4.	NOTICE OF EXCLUSIVE CONTROL.

(i)	For the purposes of this Agreement, a “Notice of Exclusive Control” shall mean a written notification from Secured Party to Custodian (with copy to Pledgor) in substantially the form attached hereto as Exhibit A and delivered in accordance with Section 13 of this Agreement. For the avoidance of doubt, the failure to deliver a copy of a Notice of Exclusive Control to the Pledgor will not affect the timing or effectiveness of such Notice of Exclusive Control. Custodian shall not have any duty or obligation whatsoever of any kind or character to determine the validity, propriety, regularity of form or content of any Notice of Exclusive Control and represents that it shall accept any such Notice of Exclusive Control delivered in accordance with this Section 4.

(ii)	The effective date with respect to a Notice of Exclusive Control (“Effective Date of a Notice of Exclusive Control”) shall be the beginning of the second day on which Custodian has received the Notice of Exclusive Control; provided that Custodian may, at its individual option, act on the Notice of Exclusive Control at any time after actual receipt by Custodian (even if before the beginning of the second day after Custodian has acknowledged receipt).

. Custodian shall be entitled to rely upon Withdrawal Instructions from Pledgor solely to the extent that any such Withdrawal Instructions have also been signed by Secured Party. Pledgor and Secured Party each acknowledge and agree that Custodian shall not have any duty or obligation whatsoever of any kind or character to determine the validity, propriety, regulator of form or content of any such instructions, except as provided herein.

(iii)	After the Effective Date of a Notice of Exclusive Control, Pledgor and Secured Party each acknowledge and agree that Custodian will cease complying with any and all instructions concerning Pledgor Account from Pledgor and will comply solely with instructions from Secured Party, without further consent of Pledgor or any other party.

Notice of Exclusive Control

5.	FEES.

(i)	As compensation for services provided by Custodian under this Agreement, Custodian shall be entitled to a tri-party fee in an amount equal to 0.15% per annum of the Collateral Amount (“Fee”). The Parties hereby pledge and grant to Custodian and agree Custodian will have, to the maximum extent permitted by law, a continuing first lien and security interest in, and right of setoff against, the Pledgor Account and all Collateral therein, for the sole purpose of securing payment of the Fee. For avoidance of doubt, Pledgor Account is subject to Fees under this Agreement and the Custodial Agreement. As used herein, the “Collateral Amount” shall mean, solely for the purposes of this Section 5, the average daily balance of the Collateral in the Pledgor Account each month, calculated after the conclusion of each month, where the average daily balance is determined by adding each daily balance and dividing the sum of the daily balances by the number of days in such month (or in the case of the first month, by the number of days in such month following and including the date hereof). Daily balances are calculated by applying closing prices, as provided by CryptoCompare.com at the close of each day (UTC), or if unavailable, other reliable, reputable third party pricing sources, selected at Custodian’s sole discretion, to the end of day holdings in the Pledgor Account. If such source(s)’ closing prices for certain Digital Assets are unavailable, or Custodian reasonably determines that such prices are unreliable due to low or inconsistent trading volumes, Custodian may use fixed pricing for such Collateral, which will be determined in Custodian’s reasonable sole discretion.

(ii)	The Fee shall be payable by Pledgor (and Secured Party, at its option) monthly in arrears in immediately available U.S. Dollars to an account specified by Custodian; the Pledgor agrees to pay and collect such Fees, respectively, upon the execution of this Agreement independent of the terms of the Custodial Agreement, and Custodian shall have the right to terminate this Agreement in accordance with Section 12(i) and cease services under this Agreement if Custodian has not received Fees within thirty (30) days of each invoice.

6.	INDEMNIFICATION.

(i)	Pledgor hereby indemnifies and holds harmless Custodian and its respective affiliates, and its and their directors, officers, employees, and agents (collectively referred to as the “Indemnified Parties”) from and against any loss, claim, damage, expense, liability, joint or several, or any action in respect thereof, to which the Indemnified Parties may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement (collectively, “Claims”), but excluding any such Claim arising out of the bad faith, gross negligence or willful misconduct of the Indemnified Parties (collectively, “Excluded Claims”).

Without limiting the foregoing, Pledgor shall hereby indemnify and hold harmless the Indemnified Parties against any and all Claims (other than Excluded Claims), including, without limitation, any and all court costs and attorneys’ fees, arising out of or relating to:

a. Custodian acting on any Notice of Exclusive Control regardless of whether such notice is in breach of Transaction Agreement;

b. any representations or instructions made to Custodian by Pledgor or by its agents, officers, directors, or employees;

c. any refusal or failure of Pledgor to comply with the terms and conditions of this Agreement or any other agreement or understanding by or among Pledgor, Secured Party, or their respective agents, on one hand, and Custodian, on the other hand;

d. any act or omission of Pledgor with respect to the Collateral or Pledgor Account, including, without limitation, withdrawal of all or a portion of the Collateral; and

Notice of Exclusive Control

e. Pledgor shall reimburse the Indemnified Parties within ten (10) days following written demand for any out-of-pocket legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigation or preparing to defend or defending against or appearing as a third-party witness in connection with any such Claim as such expenses are incurred.

(ii)	Secured Party hereby indemnifies and holds harmless the Indemnified Parties from and against any Claims (other than Excluded Claims), including, without limitation, any and all court costs and attorneys’ fees, arising out of or relating to:

a.	Custodian’s acting on any Notice of Exclusive Control regardless of whether such notice is in breach of Transaction Agreement;

b.	any representations or instructions made to Custodian by Secured Party or by its agents, officers, directions, or employees;

c.	any refusal or material failure of Secured Party to comply with the terms and conditions of this Agreement or any other agreement or understanding by or among Pledgor, Secured Party, or their respective agents, on one hand, and Custodian, on the other hand;

d.	any act or omission of Secured Party with respect to the Collateral or Pledgor Account, including, without limitation, withdrawal of all or a portion of the Collateral; and

e.	Secured Party shall reimburse the Indemnified Parties within ten (10) days following written demand for any out-of-pocket legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigation or preparing to defend or defending against or appearing as a third party witness in connection with any such Claim as such expenses are incurred.

7.	LIMITATION OF LIABILITY. Custodian shall not have any duties or obligations except those expressly set forth herein or, to the extent applicable, in Article 8 of the Uniform Commercial Code as adopted in South Dakota as of the date of this Agreement and as modified or amended from time to time (the “UCC”). Without limiting the generality of the foregoing, Custodian shall not be subject to any implied duties and Custodian shall not have any duty to take any discretionary action or exercise any discretionary powers. None of Custodian, any affiliate of Custodian, or any officer, agent, stockholder, partner, member, director or employee of Custodian or any affiliate of Custodian shall have any liability, whether direct or indirect and whether in contract, tort or otherwise, (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct, or (ii) for any action taken or omitted to be taken by Custodian at the express written (which may be via email) direction from Secured Party or, prior to the delivery of a Notice of Exclusive Control, Pledgor and Secured Party, as the case may be. In no event shall Custodian or Secured Party be liable for special, consequential, or punitive damages. Custodian shall not be responsible for any of the following, to the extent such occurrences are beyond the reasonable control of Custodian: delays or failures in performance to the extent arising out of or resulting from, directly or indirectly, acts of God, hurricanes, tornadoes, earthquakes, floods or other natural disasters, acts of war or terrorism, civil or military disturbances, fires, epidemics, loss or malfunctions of utilities or communications services (provided that Custodian shall have communication services and data backup systems in place that are consistent with accepted practices in the applicable industry). The liabilities of Custodian shall be limited to those expressly set forth in this Agreement. With the exception of this Agreement, Custodian is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein, including but not limited to the occurrence and/or existence of an “event of default” unless written notice thereof is received by Custodian. Custodian shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. No representation, warranty, covenant, agreement, obligation or duty of Custodian shall be implied with respect to this Agreement or the services of Custodian hereunder.

Notice of Exclusive Control

Custodian may perform any of its duties hereunder, execute any of its powers hereunder, and execute any of its rights hereunder, in each case, in consultation with affiliates, agents and attorneys. Without limitation of the foregoing, Custodian shall be entitled to consult with counsel (including in-house counsel) at any time and to act in reliance upon the advice of such counsel concerning matters pertaining to Custodian’s duties, powers and rights hereunder, and Custodian shall be liable for any action taken or omitted to be taken by it in good faith in reliance upon such advice.

8.	CONFIDENTIALITY.

(i)	Use and Disclosure. The Parties acknowledge that, in the course of performance of this Agreement, it may be necessary for one Party (“Disclosing Party”) to disclose or permit access to Confidential Information (as defined below) to the other Party (“Receiving Party”) and its representatives. Disclosing Party’s disclosure of, or provision of access to, Confidential Information to Receiving Party’s representatives is solely for the purposes agreed to under this Agreement. “Confidential Information” means information and technical data, which is not generally known to the public, whether disclosed directly or indirectly, in writing, orally, or visually, that the Receiving Party knows or should know is confidential or proprietary. Examples of Confidential Information include, but are not limited to, a Party’s products, software, websites, apps, marketing plans and materials, business strategies, business methods, models, financial reports or projections, product plans and specifications, designs, processes, manuals, ideas, concepts, drawings, pricing, fees, operational plans, know-how, employee information, shareholder information, vendor information, customer information, and ownership or investor information.

(ii)	Confidential Treatment. Confidential Information disclosed to a Receiving Party will be held in confidence by the Receiving Party and not disclosed to others or used except as expressly permitted under this Agreement or as expressly authorized in writing by the Disclosing Party. Each Party will use the same degree of care to protect the other Party’s Confidential Information as it uses to protect its own information of like nature, but in no circumstances less than reasonable care. At the Disclosing Party’s written request, the Receiving Party will return or destroy any or all of the Disclosing Party’s Confidential Information.

Notice of Exclusive Control

(iii)	Allowances. Notwithstanding anything to the contrary in this Section 8, Confidential Information may be disclosed by a Receiving Party to its representatives, service providers, including Vendors, and professional advisors who require it in connection with their duties in performing such Party’s obligations under this Agreement and who are bound by confidentiality obligations substantially similar to those of this Agreement and which would extend to the Disclosing Party’s Confidential Information. If disclosure is compelled by law, pursuant to a duly authorized subpoena, court order, or government authority, unless otherwise prohibited by law, the Receiving Party shall provide the Disclosing Party with prompt notice to permit the Disclosing Party to seek a protective order or other appropriate remedy protecting its Confidential Information from disclosure. If disclosure is required, the Receiving Party shall limit the disclosure of the Confidential Information to only the portions required to be disclosed. Notwithstanding the foregoing, Custodian may disclose any Confidential Information of Client to the OCC, or that is requested from, or required or appropriate to be provided to, any other state, federal, or international governmental or regulatory body with jurisdiction over Custodian, without prior notice to Client. In addition, notwithstanding the foregoing, Custodian may disclose the existence and terms of this Agreement in connection with an actual or prospective sale or transfer of Custodian’s assets or stock.

(iv)	Exceptions. Except with respect to Personal Information, which will in all circumstances remain Confidential Information, obligations under this Section 8 will not apply to information which: (a) is or becomes available in the public domain without breach of this Agreement; (b) was lawfully received by the Receiving Party from a third party without confidentiality restrictions; (c) was known or legally in the possession of to the Receiving Party and its representatives without confidentiality obligations prior to disclosure from the Disclosing Party; and (d) was independently developed by the Receiving Party without breach of this Agreement.

9.	DISCLAIMER; PERSONAL INFORMATION. EXCEPT TO THE EXTENT EXPRESS SET FORTH HEREIN, THE SERVICES HEREUNDER ARE PROVIDED “AS IS” AND “AS AVAILABLE,” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CUSTODIAN EXPLICITLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF THE COURSE OF DEALING OR USAGE OF TRADE. The Pledgor and the Secured Party further acknowledge and agree that Custodian has no obligation to inquire into, and shall not be liable for any damages or other liabilities or harm to any person or entity relating to: (1) the ownership, validity or genuineness of any Collateral; (2) the authority of any person nominated by Pledgor or Secured Party (“Authorized Person”) to act on behalf of the Pledgor or Secured Party under this Agreement; (3) the accuracy or completeness of any information provided by Pledgor, Secured Party, or any Authorized Person with respect to Collateral or any direction; or (4) the collectability, insurability, effectiveness, marketability or suitability of any Collateral. Pledgor and Secured Party additionally each understands and agrees that Custodian will follow the directions as set forth herein, is considered by this Agreement to be an “excluded fiduciary” under UCC §55-1B-2 and shall be released and held harmless for following the directions as set forth herein.

10.	RELIANCE. Custodian shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to Custodian under or in connection with this Agreement to the extent the same (i) authorizes such action or inaction, (ii) is believed by Custodian to be genuine and to have been signed or sent by the proper person. Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval, other paper, or document and (iii) otherwise complies with the requirements of this Agreement. If at any time Custodian requests an instruction or clarification from Secured Party or Pledgor with respect to any action or omission in connection with this Agreement, Custodian shall be entitled (without incurring any liability therefore to any person) to refrain from taking such action and continue to refrain from acting unless and until Custodian shall have received written instruction from the relevant Party with respect thereto.

Notice of Exclusive Control

11.	GOVERNMENTAL ACTION; THIRD PARTIES. Pledgor and Secured Party each acknowledge and agree that if Custodian receives a levy or other instruction from a governmental, judicial or regulatory body including, but not limited to any self-regulatory organization, to transfer out any or all cash or Digital Asset positions from Pledgor Account or to withdraw or disburse cash or Digital Asset or any combination thereof, from Pledgor Account, then Custodian may comply with such order, without prior notice to or authorization from Pledgor or Secured Party; provided that Custodian shall provide to Secured Party prompt notice of such levy or such other instruction.

12.	STAKING. To the extent that any Collateral from the Pledgor Account are staked, Secured Party and Pledgor each acknowledge that delivery or transfer of any such Collateral may not be possible or may be delayed, and all time periods under this agreement with respect to delivery or transfer of such portion of the Collateral that has been staked shall automatically be extended to include any unbonding period, restrictions, or other delays that result from staking or unstaking, including, for the avoidance of doubt, when Custodian is acting pursuant to a Notice of Exclusive Control. Prior to delivery of a Notice of Exclusive Control, Custodian is authorized to act upon written Instructions delivered by Pledgor in accordance with this Agreement and relating to staking, unstaking or unbonding the Collateral only if Custodian has received Secured Party’s express consent to such Instructions from Pledgor, which such consent may be delivered via the Custodian’s application, authorizing such transfer for staking, unstaking or unbonding.

13.	TERMINATION.

(i)	This Agreement shall remain in full force and effect until receipt by Custodian of written notification by Secured Party that Secured Party is terminating this Agreement, provided, however, that Custodian may terminate this Agreement (a) due to a breach of this Agreement by Pledgor or Secured Party, by sending at least thirty (30) days’ written notice to Pledgor and Secured Party, or (b) at its option, by sending at least sixty (60) days’ advance written notice (or as otherwise agreed in writing between the Parties) to Pledgor and Secured Party. The Parties shall, within thirty (30) days (or as otherwise agreed in writing between the Parties) of receipt of termination notice by Custodian or Secured Party, transfer all Digital Asset out of Pledgor Account via Withdrawal Instructions, subject to applicable laws and any payment obligations and set off to Custodian for any outstanding Fees and associated costs of such return (if any). For the avoidance of doubt, all terms of this Agreement will remain in full force and effect until the effective date of termination.

(ii)	Notwithstanding the foregoing, this Agreement may be terminated immediately (without an opportunity to cure) upon written notice by the Custodian in the following cases: (i) Custodian reasonably determines that any part of the services is or may become in violation of applicable laws or raises material regulatory, risk, or reputational issues; (ii) Pledgor, Secured Party, or their Authorized Persons have acted fraudulently or made a willful misrepresentation; (iii) Pledgor or Secured Party files bankruptcy or is declared insolvent, or has an administrative or other receiver, manager, trustee, liquidator, administrator, or similar officer appointed over all or any substantial part of its assets; (iv) Pledgor or Secured Party enters into or proposes any composition or arrangement with its creditors generally; or (v) Pledgor or Secured Party’s Custodial Agreement with Custodian is terminated.

Notice of Exclusive Control

14.	NOTICES; NOTICE TO CUSTODIAN. Any general notice to Custodian including a Notice of Exclusive Control shall be sent to Custodian via email to legal@anchorage.com and Collateralmanagement@anchorage.com and shall be effective as of the applicable effective date thereof. All other notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent or given to the Parties at the following addresses or such other addresses as may be subsequently given to the other Parties in writing:

If to Secured Party:	[ ] Notice Email: [ ] Attention: Legal and Compliance Address: [ ] [ ]United States

If to Pledgor:	Fundamental Global Inc. Notice Email: mark.roberson@fg.group Attention: FG Nexus Address: 6408 Bannington Rd Charlotte, North Carolina 28226 United States

If to Custodian:	[ ] 101 S. Reid Street, Suite 307, #329 Sioux Falls, South Dakota 57103 E-Mail: [ ] AND [ ]

15.	AMENDMENT. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing and signed by Secured Party, Custodian and Pledgor.

16.	GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto and shall be governed by, and construed in accordance with, the laws of the State of South Dakota as in effect as of the date of this Agreement and as modified or amended from time to time but such construction shall be without regard to conflicts of law principles. The State of South Dakota shall be Custodian’s “jurisdiction” for purposes of UCC

§ 8-110. Custodian and Pledgor may not change the law governing Pledgor Account without Secured Party’s express written agreement.

17.	JURISDICTION. Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a “Dispute”) shall be submitted to the exclusive jurisdiction of any appropriate court located in the State of South Dakota or the United States District Court for South Dakota located in the city of Sioux Falls, South Dakota, as a forum for litigation. Each Party waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party.

Notice of Exclusive Control

18.	WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, CLAIM, OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OR ANY TYPE ARISING OUT OF OR DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT.

19.	BENEFIT OF AGREEMENT. This Agreement shall not be considered to create a joint venture or partnership between any of the Parties hereto. No Party to this Agreement may utilize the name of any other Party in any way without such other Party’s prior written consent.

20.	RELATIONSHIP TO CUSTODIAL AGREEMENT. In the event of any inconsistency between this Agreement and the Custodial Agreement, the terms of this Agreement shall govern. For avoidance of doubt, the Parties hereto agree that all interests, duties, and obligation with respect to Pledgor Account shall be subject to the Custodial Agreement.

21.	SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable by any court or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

22.	THIRD PARTIES. This Agreement is between the Parties hereto and is not intended to confer any benefits on third parties.

23.	DATA PRIVACY. All Parties hereto acknowledge and agree that the Data Processing Addendum provided at: https://anchorage-digital.docsend.com/view/8v28dnjv9wk25xtr shall apply to and is hereby incorporated into this Agreement. The Parties shall comply with and cause its representatives to comply with the terms and conditions set forth in the Data Processing Addendum.

24.	SURVIVAL. In the event of any termination of this Agreement, Section 6 (Indemnification), Section 7 (Limitation of Liability), Section 8 (Confidentiality), Section 22 (Data Privacy), and Section 23 (Survival), hereof shall survive and continue in effect.

25.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original or a copy, but all of which taken together shall constitute one and the same instrument. Delivery by a Party hereto of an executed signature page of this Agreement by facsimile or other electronic transmission (such as pdf) shall be binding on the other Parties hereto as if the original of such transmission had been delivered to such other Parties.

26.	ENTIRE AGREEMENT. Other than with respect to custodial fees which shall be as set forth in the Custodial Agreement and paid by Pledgor, this Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the Parties concerning the subject matter hereof.

[No further text on this page; signatures follow]

Notice of Exclusive Control

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, execute and deliver this Agreement as of the Effective Date.

PLEDGOR:

FUNDAMENTAL GLOBAL INC.

By:
Name:	Kyle Cerminara
Title:	CFO

SECURED PARTY: [

By:	[ ]

Name:	[ ]

Title:	Head of Trading

CUSTODIAN:

[ ]

By:
Name:	[ ]
Title:	Sales Support Team Lead

Notice of Exclusive Control

EXHIBIT A

[Insert Letterhead of the Secured Party]

[ ● ], 20[ ● ]

[                                                   ]

[                                                   ]

copy to:

To whom it may concern,

Re:	Notice of Exclusive Control

This is a Notice of Exclusive Control as defined in the Account Control Agreement dated as of [ ● ], by and among you (the “Custodian”), us (the “Secured Party”) and [ ● ] (the “Pledgor”) (as currently in effect, the “Control Agreement”). Capitalized terms used in this Notice of Exclusive Control but not defined herein have the meaning assigned in the Control Agreement.

Pursuant to Section [4] of the Account Control Agreement, we hereby notify you that Secured Party has become entitled to and directs Custodian to cease complying with any and all instructions from Pledgor or any other third party in regard to the Pledgor Accounts and the Collateral. From and after the Effective Date of this Notice of Exclusive Control, you are directed to accept and execute Withdrawal Instructions solely from Secured Party and to no longer comply with any Instructions, including Withdrawal Instructions from Pledgor or any other third party.

[As an included Withdrawal Instruction, we direct you to send the Collateral in the Pledgor Accounts to us by the method and at the address indicated below.

Collateral transfer instructions: [ ● ]]

*     *     *     *     *

Very truly yours,

[ ]

By:

Name:

Title:

Notice of Exclusive Control